UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 5, 2003

THE ADVISORY BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 New Hampshire Avenue, NW, Washington, D.C. 20037
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (202) 672-5600

ITEM 9. Regulation FD Disclosure (Information furnished pursuant to “ITEM 12. Results of Operations and Financial Condition”).

In a press release on May 5, 2003, The Advisory Board Company (the “Company”) announced and commented on its financial results for the fourth quarter and fiscal year ending March 31, 2003, and provided a financial outlook for the remainder of calendar year 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is being furnished to the Securities and Exchange Commission under “ITEM 12. Results of Operations and Financial Condition.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADVISORY BOARD COMPANY

By:	/s/ David L. Felsenthal
David L. Felsenthal
Chief Financial Officer, Secretary and Treasurer

Date: May 5, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release Dated May 5, 2003